CERTIFICATE OF AMENDMENT OF

                  ARTICLES OF INCORPORATION OF

                       FIRST IMPRESSIONS


     The undersigned President and Secretary of FIRST IMPRESSIONS does hereby certify:

     That  the  Board  of Directors of said Corporation, at  a  meeting  duly convened  and  held on the  14th day of July, 2003, adopted a  resolution  to amend the Articles of Incorporation as follows:

1.   Article I is amended to read as follows:

     The exact name of this corporation is:

                             FORTIS ENTERPRISES

2.   Article IV, Section 1. shall be deleted in its entirety and the following inserted in lieu thereof:

     Section  1.  Authorized Shares.  The total number of shares  which  this corporation is authorized to issue is 100,000,000 shares of Common  Stock  of

$.001  par value and 5,000,000 shares of Preferred Stock of $.001 par  value.

The  authority of the Corporation to issue non-voting convertible and/or non-

voting  non-convertible preferred shares together with additional classes  of shares  may  be  limited  by  resolution of the Board  of  Directors  of  the

Corporation.  Preferred shares and additional classes of shares may be issued from  time  to  time as the Board of Directors may determine  in  their  sole judgment and without the necessity of action by the holders of Shares.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,000,000; that the said

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changes  and amendments have been consented to and approved by a majority  of the  stockholders  holding  at  least a majority  of  stock  outstanding  and entitled to vote thereon at a meeting of the Stockholders held July 14, 2003,

which are authorizes the filing of this Amendment.

     Dated: July 14, 2003


                              ____________________________________
                              STEPHEN W. CARNES, President


                              _____________________________________
                              STEVEN W. CARNES, Secretary